UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SPA ETF Trust

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	(See Next Page) (I.R.S. Employer Identification No.)

Tower 49, 12 East 49th Street, New York, New York (Address of principal executive offices)	10017 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be so Registered:

Shares of beneficial interest, no par value	American Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-1448565; 811-22103.

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, without par value, of SPA ETF Trust (the “Trust”) to be registered hereunder is set forth in the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-1448565; 811-22103), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

The Trust is an “index fund” currently consisting of six separate investment portfolios. Each of the Trust’s six investment portfolios and their respective I.R.S. Employer Identification Numbers are as follows:

SPA MarketGrader 40 Fund	26-1110073
SPA MarketGrader 100 Fund	26-1110172
SPA MarketGrader 200 Fund	26-1110232
SPA MarketGrader Small Cap 100 Fund	26-1110274
SPA MarketGrader Mid Cap 100 Fund	26-1110299
SPA MarketGrader Large Cap 100 Fund	26-1110320

Item 2. Exhibits

1. The Trust’s Agreement and Declaration of Trust is included as Exhibit (a)(2) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-1448565; 811-22103), as filed with the Securities and Exchange Commission on October 11, 2007.

2. The Trust’s By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-1448565; 811-22103), as filed with the Securities and Exchange Commission on October 11, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SPA ETF TRUST
Date: October 12, 2007	By:	/s/ Antony Peter Drain
Antony Peter Drain President